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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g) OF THE
                             SECURITIES EXCHANGE ACT OF 1934


                                FINISAR CORPORATION
              (Exact name of registrant as specified in its charter)



         (State of incorporation)     (I.R.S. Employer Identification No.)
                DELAWARE                        94-3038428



     (Address of principal executive offices)     (Zip Code)
            1308 Moffett Park Drive                 94089
                 Sunnyvale, CA

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

        Title of each class                      Name of each exchange on which
        to be so registered                      each class is to be registered

           Not applicable                                   None

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please
check the following box.   [  ]


     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $0.001 par value

                           (Title of class)

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     ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information contained in "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, (Commission File No. 333-87017), filed with the Securities and Exchange Commission (the "Form S-1 Registration Statement") is hereby incorporated by reference.

     ITEM 2.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

          1. Certificate of Incorporation of Finisar Corporation, a Delaware corporation, as amended to date, incorporated by reference to Exhibit 3.3 to the Registrant's Form S-1 Registration Statement.
          2. Bylaws of Finisar Corporation, a Delaware corporation, incorporated by reference to Exhibit 3.4 to the Registrant's Form S-1 Registration Statement.

          3. Shareholders' Agreement dated November 6, 1998, by and among the Registrant and the shareholders named therein, incorporated by reference to Exhibit 10.6 to the Registrant's Form S-1 Registration Statement.

                                SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           FINISAR CORPORATION

Date:  November 8, 1999

                                           By: /s/ STEPHEN K. WORKMAN
                                               ----------------------
                                                Stephen K. Workman
                                                Chief Financial Officer

                                       2

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                               EXHIBIT INDEX


Exhibit                  Description

  1 Certificate of Incorporation of Finisar Corporation, a Delaware corporation, as amended to date, incorporated by reference to
            Exhibit 3.3 to the Registrant's Form S-1 Registration Statement.

  2 Bylaws of Finisar Corporation, a Delaware corporation, incorporated by reference to Exhibit 3.4 to the Registrant's Form S-1 Registration Statement.

  3 Shareholders' Agreement dated November 6, 1998, by and among the Registrant and the shareholders named therein, incorporated by reference to Exhibit 10.6 to the Registrant's Form S-1 Registration Statement.